EXHIBIT 2.3

      VOTING AGREEMENT BETWEEN EDWARD B. RASMUSON AND WELLS FARGO & COMPANY

January 12, 2000

Wells Fargo & Company
Norwest Center
Sixth and Marquette
Minneapolis, MN 55479

Ladies and Gentlemen:

         We understand that Wells Fargo & Company ("Wells Fargo") and National Bancorp of Alaska, Inc. (the "Company") intend to enter into an Agreement and Plan of Reorganization (the "Reorganization Agreement") providing for a business combination between the Company and a wholly-owned subsidiary of Wells Fargo (the "Business Combination"), in which all of the outstanding shares of capital stock of the Company will be exchanged for shares of common stock of Wells Fargo.

         The undersigned is a stockholder of the Company and is entering into this letter agreement to induce Wells Fargo to enter into the Reorganization Agreement and consummate the proposed transaction.

         The undersigned confirms its agreement with you as follows:

         1. The undersigned represents, warrants and agrees that Schedule I attached hereto sets forth the shares of the Company's capital stock of which the undersigned is the record or beneficial owner and that the undersigned is on the date hereof the lawful owner of the number of shares set forth therein, free and clear of all voting agreements and commitments of any kind and free and clear of all liens and encumbrances except as set forth in Schedule I. Except as set forth in Schedule I, the undersigned does not own or hold any rights to acquire any additional shares of the Company's capital stock (by exercise of stock options, warrants or otherwise) or any interest therein or any voting rights with respect to any additional shares.

         2. The undersigned agrees that until the consummation of the Business Combination or the termination of the Reorganization Agreement in accordance with its terms, the undersigned will not contract to sell, or otherwise transfer or dispose of any shares of the Company's capital stock or any interest therein or securities convertible thereinto or any voting rights with respect thereto, other than (i) pursuant to the Business Combination, (ii) with the prior written consent of Wells Fargo, or (iii) by operation of law.

         3. The undersigned agrees that all shares of the Company's capital stock beneficially owned by the undersigned at the record date for any meeting of stockholders of the Company called to consider and vote on the Business Combination will be voted by the undersigned in favor of the Business Combination.

         4. The undersigned agrees to cooperate fully with Wells Fargo in connection with the Business Combination. The undersigned agrees that the undersigned will not, directly or indirectly, solicit any inquiries or proposals from, or enter into, or continue any discussions, negotiations or agreements relating to the business combination, merger or consolidation of the Company with, or to the acquisition of its voting securities by, or to the direct or indirect acquisition or disposition of a significant amount of assets otherwise than in the ordinary course of business of the Company from or to, any person other than Wells Fargo or vote in favor of any such proposal or transaction.

         5. Nothing in this agreement shall limit or otherwise interfere with the undersigned's actions as a director or officer of the Company. Without limiting the generality of the foregoing, the undersigned may, in his capacity as a director of the Company, vote in the manner determined by him in his sole discretion on any matter submitted to the vote of directors.

         This letter agreement may be terminated at the option of either party at any time after termination of the Reorganization Agreement.

         Please confirm that the foregoing correctly states the understanding between us by signing and returning to us a counterpart hereof.

                                                         Very truly yours,

                                                         /s/ Edward B. Rasmuson
                                                         -----------------------
                                                             Edward B. Rasmuson


Confirmed:          , 2000
           --------
WELLS FARGO & COMPANY

By:
     -----------------------
Its:
     -----------------------



                                                    SCHEDULE I

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NAME                    SHARES         SHARES OWNED   SHARES WITH      SHARES WITH          LIENS             RIGHTS TO ACQUIRE
                         OWNED          INDIRECTLY   POWER TO VOTE    SHARED POWER                          ADDITIONAL SHARES OR
                       DIRECTLY                                          TO VOTE                                VOTING RIGHTS
---------------------------------------------------------------------------------------------------------------------------------
Edward B. Rasmuson     1,364,150        1,088,572      1,364,150          None                 None                    None
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